Exhibit 21

Subsidiaries of the Registrant as of March 31, 2018

The table below indicates each of the Registrant's subsidiaries, each subsidiary's jurisdiction of incorporation, and the percentage of its voting securities owned by the Registrant or its subsidiaries.

Subsidiaries	State or country of incorporation or organization	% of voting securities	Owned by

Modine, Inc.	Delaware	100%	Registrant
Modine ECD, Inc.	Pennsylvania	100%	Registrant
Modine Jackson, Inc.	Delaware	100%	Registrant
Modine Thermal Systems Korea, LLC	Korea	100%	Registrant
Modine Manufacturing Company Foundation, Inc.	Wisconsin	100%	Registrant
Modine Thermal Systems (Changzhou) Company Ltd.	China	100%	Registrant
Modine Thermal Systems (Shanghai) Company Ltd.	China	100%	Registrant
Modine Manufacturing (Canada) Ltd.	Canada	100%	Registrant
Modine Thermal Systems Private Limited	India	99%	Registrant (1)
Modine UK Dollar Limited	UK	100%	Registrant
Airedale International Air Conditioning Limited	UK	100%	Modine UK Dollar Limited
Airedale Group Limited	UK	100%	Airedale International Air Conditioning Limited
Airedale Sheet Metal Limited	UK	100%	Airedale International Air Conditioning Limited
Airedale Compact Systems Limited	UK	100%	Airedale International Air Conditioning Limited
A I A C Air Conditioning S.A. (Pty) Limited	South Africa	100%	Airedale International Air Conditioning Limited
Barkell Limited	UK	100%	Airedale International Air Conditioning Limited
Modine LLC	Delaware	100%	Modine, Inc.
Modine do Brasil Sistemas Termicos Ltda.	Brazil	99.9%	Modine, Inc. (2)
Modine Transferencia de Calor, S.A. de C.V.	Mexico	99.6%	Modine, Inc. (2)
Modine CIS Holding Inc.	Delaware	100%	Registrant
Modine Astro LLC	Delaware	100%	Modine CIS Holding Inc.
Modine Grenada LLC	Delaware	100%	Modine CIS Holding Inc.
Modine Louisville Inc.	Kentucky	100%	Modine CIS Holding Inc.
Modine Jacksonville Inc.	Kentucky	100%	Modine Louisville Inc.
Modine Juarez, S. de R.L. de C.V.	Mexico	99.97%	Modine Grenada LLC (4)
Modine Ramos, S. de R.L. de C.V.	Mexico	99.97%	Modine Jacksonville Inc. (5)
Modine Ramos Servicios, S. de R.L. de C.V.	Mexico	99.97%	Modine Jacksonville Inc. (5)
Modine Acquisition, Inc.	Wisconsin	100%	Registrant
Enidom Dutch Holding C.V.	Netherlands	99.999%	Modine Acquisition, Inc. (2)
Modine Netherlands Holding B.V.	Netherlands	100%	Enidom Dutch Holding C.V.
Modine Caribbean (Barbados) SRL	Barbados	100%	Enidom Dutch Holding C.V.
Modine Asia Holding AB	Sweden	100%	Modine Netherlands Holding B.V.
Modine Thermal Systems (Zhongshan) Co., Ltd.	China	100%	Modine Asia Holding AB
Luvata India Private Ltd.	India	99.998%	Modine Asia Holding AB (6)
Modine Europe GmbH	Germany	90%	Modine Netherlands Holding B.V. (2)
Modine Austria Holding GmbH	Austria	100%	Modine Europe GmbH
Modine Austria GmbH	Austria	100%	Modine Austria Holding GmbH
Modine Austria Immobilien GmbH	Austria	100%	Modine Austria GmbH
Modine Pliezhausen GmbH	Germany	100%	Modine Europe GmbH
Modine RUS Limited Liability Company	Russia	99%	Modine Europe GmbH (7)
Modine Grundstucksverwaltungs GmbH	Germany	100%	Modine Europe GmbH
Modine Wackersdorf GmbH	Germany	100%	Modine Europe GmbH
Modine Neuenkirchen GmbH	Germany	100%	Modine Europe GmbH

Subsidiaries	State or country of incorporation or organization	% of voting securities	Owned by
Modine Hungaria Gep. Kft.	Hungary	100%	Modine Europe GmbH
Modine Uden B.V.	Netherlands	100%	Modine Hungaria Gep. Kft.
Modine SRB d.o.o. Sremska	Serbia	100%	Modine Hungaria Gep. Kft.
Modine CIS Austria GmbH	Austria	100%	Modine Hungaria Gep. Kft.
Modine Gailtal GmbH	Austria	99%	Modine CIS Austria GmbH (7)
Modine Pontevico S.r.l.	Italy	100%	Modine Hungaria Gep. Kft.
Modine CIS Italy Srl	Italy	100%	Modine Pontevico S.r.l.
Heat Exchangers UK Ltd.	United Kingdom	100%	Modine CIS Italy Srl
Modine CIS Guadalajara SAU	Spain	100%	Modine CIS Italy Srl
Modine Söderköping AB	Sweden	100%	Modine CIS Italy Srl
Modine Far East Srl	Italy	100%	Modine CIS Italy Srl
Modine Thermal Systems (Wuxi) Co., Ltd.	China	100%	Modine Far East Srl

(1) Balance of voting securities held by Modine, Inc.
(2) Balance of voting securities held by the Registrant
(3) Balance of voting securities held by Modine Europe GmbH
(4) Balance of voting securities held by Modine CIS Holding Inc.
(5) Balance of voting securities held by Modine Louisville Inc.
(6) Balance of voting securities held by Modine Far East Srl
(7) Balance of voting securities held by Modine CIS Italy Srl